AYCO SERIES TRUST
                             THE AYCO COMPANY, L.P.
                          MERCER ALLIED COMPANY, L.P.

                              JOINT CODE OF ETHICS

SECTION I.   STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

     This Code of Ethics (the "Code") has been adopted by Ayco Series Trust (the "Trust") The Ayco Company, L.P. (the "Manager"), the investment manager of the Trust, and Mercer Allied Company, L.P. ("Distributor"), the principal underwriter of shares of beneficial interest in the Trust, in compliance with Rule 17j-1 under the Investment Company Act of 1940 (the "Act'). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust may abuse their fiduciary duties to the Trust and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.

     The Code is based on the principle that the trustees and officers of the Trust, and the personnel of the Manager and the Distributor who provide services to the Trust, owe a fiduciary duty to the Trust to conduct their personal securities transactions in a manner that does not interfere with the Trust's transactions or otherwise take unfair advantage of their relationship with the Trust. All such trustees, directors, officers and personnel of the Trust, the Manager and the Distributor ("Trust Employees") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

     Technical compliance with the Code will not automatically insulate any Trust Employee from scrutiny of transactions that show a pattern of comprise or abuse of the individual's fiduciary duties to the Trust. Accordingly, all Trust Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Trust and its shareholders. In sum, all Trust Employees shall place the interests of the Trust before their own personal interests.

     Every Trust Employee must read and retain this Code of Ethics, and should recognize that he or she is subject to the provisions hereof.

SECTION II.   DEFINITIONS

     A. "Access Person" means (1) any trustee, director, general partner, member, officer, or Advisory Person (as defined below) of the Trust or of the Manager; and (2) any director, officer or general partner of the Distributor who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for the Trust or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Trust regarding the purchase or sale of Securities.

     B. An "Advisory Person" of the Trust or of the Manager means: (i) any employee of the Trust or the Manager, or of any company in a control relationship to the Trust or the Manager, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (ii) any natural person in a control relationship to the Trust or the Manager who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of any Security.

     C. "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood or marriage to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest which arises as a result of a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends which is separated or separable from the underlying Security a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).1<F8>

     D. "Compliance Officer" means the chief compliance officer of the Manager.

     E. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "Investment Company Act").

     F. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of
          Section 13 or 15(d) of the Securities Exchange Act of 1934.

     G. "Independent Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act.

     H. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) thereof, or pursuant to Rules 504, 505, or 506 thereunder.

     I. "Security" includes all stock, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into, that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security, and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

     J. A Security is "being considered for purchase or sale" when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     K. "Trust Employee" means any person who is a trustee, director, officer, or employee of the Trust, the Manager or the Distributor.

1<F8> Beneficial ownership will not be deemed to exist solely as a result of any indirect interest a person may have in the investment performance of an account managed by such person, or over which such person has supervisory responsibility, which arises from such person's compensation arrangement with the Manager or any affiliate of the Manager under which the performance of the account, or the profits derived from its management, is a factor in the determination of such person's compensation.

SECTION III.   OBJECTIVE AND GENERAL PROHIBITIONS

     Although certain provisions of this code apply only to Access Persons, all Trust Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Section I above, this
Section III and Section VII. Therefore, a Trust Employee may not engage in any investment transaction under circumstances where the Trust Employee benefits from or interferes with the purchase or sale of investments by the Trust. In addition, Trust Employees may not use information concerning the investments, or investment intentions of the Trust, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust.

     Trust Employees may not engage in conduct which is deceitful, fraudulent, or manipulative or which involves false or misleading statements in connection with the purchase or sale of investments by the Trust. In this regard, Trust Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person or principal underwriter of the Trust, or any affiliated person of the Trust's investment adviser or principal underwriter, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the investment company to:

          (i)   employ any device, scheme, or artifice to defraud the Trust;

          (ii) make any untrue statement of a material fact to the Trust or omit to state to the Trust a material fact necessary in order to make the statements made in light of the circumstances under which they are made, not misleading;

          (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust, or

          (iv)  engage in any manipulative practice with respect to the Trust.

Trust Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section IX below; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV.   PROHIBITED TRANSACTIONS

     A. An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Trust has purchased or sold the Security within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 15 calendar days or (2) the Manager has within the last 15 calendar days considered purchasing or selling the Security for the Trust or is considering purchasing or selling the Security for the Trust or within the next 15 calendar days is going to consider purchasing or selling the Security for the Trust, unless such Access
          Person:

          (i) obtains advance clearance of such transaction pursuant to Section V; and

          (ii) reports to the Trust the information described in Section VI of this Code.2<F9>

          FOR PURPOSES OF ADMINISTERING THIS CODE, ACCESS PERSONS WHO ARE ADVISORY PERSONS SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE TRUST'S TRANSACTIONS SO AS TO REQUIRE ADVANCE CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE. ACCORDINGLY, ALL ADVISORY PERSONS SHALL OBTAIN ADVANCE CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV(A) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM ADVANCE CLEARANCE SET FORTH IN SECTION IV(B) BELOW APPLIES.

          BECAUSE INVESTMENT RECOMMENDATIONS AND DECISIONS MADE FOR THE TRUST ARE MADE BY PERSONS WHO ARE ASSOCIATED WITH THE MANAGER, ACCESS PERSONS WHO ARE NOT ASSOCIATED WITH THE MANAGER WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE TRUST'S TRANSACTIONS SO AS TO GENERALLY REQUIRE ADVANCE CLEARANCE OF TRANSACTIONS EXCEPT AS NOTED IN SUBSECTION C, BELOW.

          ACCORDINGLY, ACCESS PERSONS WHO ARE INDEPENDENT TRUSTEES OR ASSOCIATED WITH THE DISTRIBUTOR SHALL NOT BE REQUIRED TO OBTAIN ADVANCE CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN (A) ABOVE.

2<F9> The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(B) is applicable.

     B.   The prohibitions of this Section IV do not apply to:

          1. Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

          2. Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds), including shares of the Trust;

          3.   Bank certificates of deposit and bankers' acceptances;

          4. Money market instruments (including repurchase agreements) with a stated maturity of 12 months or less;

          5.   U.S. Treasury obligations;

          6. Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

          7.   Transactions in exchange traded futures contracts;

          8. Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities; and

          9. Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided however, that such influence or control shall be presumed exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary.

     C. Access Persons must obtain advance clearance pursuant to Section V before directly or indirectly acquiring beneficial ownership in any Security in an Initial Public Offering or in a Limited Offering.

SECTION V.   PRE-CLEARANCE PROCEDURES

     A.   From Whom Obtained.
          ------------------

          Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions. Each of these persons is referred to in this Code as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

     B.   Time of Clearance.
          -----------------

          1. Access Persons may pre-clear trades only In cases where they have a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance; to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

          2. Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person
               --------  -------
               becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances, which give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

     C.   Form.
          ----

               Clearance must be obtained in writing by completing and signing the form provided for that purpose by the Trust, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer. The form is annexed hereto as Schedule A. If an Access Person has responsibility regarding the determination by the Manager of Securities to be purchased or sold for the Trust and is requesting approval to purchase or sell a Security that is owned by the Trust or is purchasing a Security which is a permissible 'investment for the Trust, but has not purchased such Security for the Trust, the Access Person shall inform the Clearing Officer of that fact at the time approval to purchase or sell the Security is sought.

     D.   Filing.
          ------

               A copy of all completed clearance forms, with the required signatures, shall be retained by the Compliance Officer.

     E.   Factors Considered in Clearance of Personal Transactions.
          --------------------------------------------------------

               A Clearing Officer may refuse to grant clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to clear a proposed transaction:

          1. Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security, and

          2. Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Trust; and

          3.   Whether the transaction is likely to affect adversely the Trust.

     F.   Monitoring of Personal Transactions After Clearance.
          ---------------------------------------------------

               After clearance is given to an Access Person, the Compliance Officer shall periodically monitor each Access Person's transactions to ascertain whether cleared transactions have been executed within 24 hours and whether it was executed in the specified amounts.

SECTION VI.   PERIODIC REPORTS BY ACCESS PERSONS

     A.   Initial Holdings Report.
          -----------------------

          1. Each Access Person must provide to the Compliance Officer an initial complete listing of any Security directly or indirectly owned by such person as of the date the person first becomes an Access Person. The initial listing must be submitted no later than ten (10) days after the person becomes an Access Person under this Code. The listing must contain the following information:

               a.   the title of the Security;

               b.   the number of shares held;

               c.   the principal amount of the Security;

               d. the name of any broker, dealer or bank with whom the Access Person maintained an account in which the named Securities were held; and

               e.   the date that the report is submitted to the Access Person.

               Such report is hereinafter called an "Initial Securities Transaction Report."

          2. An Initial Securities Transaction Report must contain the following information:

               a. title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               b. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Security were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               c.   the date the report is submitted by the Access Person.

     B.   Quarterly Reports.
          -----------------

          1. Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of a direct or indirect Beneficial Interest in any Security, except that the report need not set forth information regarding the following types of transactions:

               a. Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds), including shares of the Trust;

               b.   Bank certificates of deposit and bankers' acceptances;

               c. Money market instruments (including repurchase agreements) with a stated maturity of 12 months or less;

               d.   U.S. Treasury obligations;

               e. Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary; and

               f. Transactions in Securities of a type which are not permissible investments for the Trust.3<F10>

               Such report is hereinafter called a "Quarterly Securities Transaction Report."

          2. Except as provided in (E) below, a Quarterly Securities Transaction Report shall be on the form annexed hereto as Schedule B and must contain the following information with respect to each reportable transaction:

               a. Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

               b. Title, number of shares or principal amount of each Security and the price at which the transaction was effected; and

               c. Name of the broker, dealer or bank with or through whom the transaction was effected.

3<F10> The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

     C.   Annual Holdings Report.  Each Access Person must provide to the
          ----------------------
          Compliance Officer a complete listing of any Security owned by the Access Person, which covers the prior calendar year, no later than January 10 of each year and current as of a date no more than 30 days before the report is submitted. The listing must contain the following information:

          1.   the title of the Security;
          2.   the number of shares held;
          3.   the principal amount of the Security;
          4. the name of any broker, dealer or bank with whom the Access Person maintained an account in which the Security is held; and
          5.   the date that the report is submitted by the Access Person.

     D. A Quarterly Securities Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

     E. An Independent Trustee is not required to file an Initial or Annual Securities Transaction Report. Notwithstanding the quarterly reporting requirement set forth in this Section VI, an Independent Trustee is not required to file a Quarterly Securities Transaction Report unless he or she was actually aware of the Trust's trading activity at any time during the fifteen day period immediately preceding or after such Independent Trustee engaged in a Securities transaction.

     F. In lieu of submitting a Quarterly Securities Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for accounts through which the Access Person effects Securities transactions. However, a Quarterly Securities Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Access Persons who are associated persons of the Distributor and who provide duplicate confirmations and statements for their accounts to the Distributor will be deemed to satisfy the requirement to submit a Quarterly Securities Transaction Report if such confirmations and statements reflect all transactions in Securities required to be reported by them hereunder. The Distributor shall deliver such confirmations and statements or analysis thereof to permit the Compliance Officer to ascertain compliance with this Code.

     G. It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section VI. Any effort by the Trust, or by the Manager, the Administrator or the Distributor, to facilitate the reporting process does not change or alter that responsibility.

SECTION VII.   ADDITIONAL PROHIBITIONS

     A.   Confidentiality of Trust Transactions.
          -------------------------------------

          Until disclosed in a public report to shareholders or to the SEC, in the normal course, all information concerning the Securities "being considered for purchase or sale" by the Trust shall be kept confidential by all Trust Employees and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the trustees of the Trust.

     B.   Outside Business Activities, Relationships and Directorships.
          ------------------------------------------------------------

          Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Trust. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Trust. Access Persons who are members, officers or employees of the Manager may not serve as a director of any public or private company, except with the prior approval of the Compliance Officer, and all directorships held by such Access Persons shall be reported to the Compliance Officer.

     C.   Gratuities.
          ----------

          Trust Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff: and
          (ii) business related gifts of nominal value.

SECTION VIII.   CERTIFICATION BY ACCESS PERSONS

     Access Persons shall be required to certify not more than 30 days after they become Access Persons, and annually thereafter, that they have read and understand this Code and recognize that they are subject to it. Such Access Persons shall also be required to certify annually that they have complied with the requirements of this Code. The form of certification is annexed hereto as Schedule C.

SECTION IX. SANCTIONS

     Any violation of this Code shall be subject to the imposition of such sanctions by the Trust as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. The sanctions to be imposed shall be determined by the Board of Trustees, including a majority of the Independent Trustees; provided, however, that with respect to violations by personnel of the Manager or the Distributor (or of a company which controls the Manager or Distributor), the sanctions to be imposed shall be determined by the Manager or Distributor (or the controlling person thereof), as applicable. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Trust and the more advantageous price paid or received by the offending person.

SECTION X. ADMINISTRATION AND CONSTRUCTION

     A. The administration of this Code shall be the responsibility of the Compliance Officer.

     B.   The duties of the Compliance Officer are as follows:

          1. Continuous maintenance of current lists of the names of all Trust Employees and Access Persons, with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Manager or of any company which controls the Manager:

          2. On an annual basis, providing each Trust Employee with a copy of this Code and informing such persons of their duties and obligations hereunder, including notification of periodic reporting obligations;

          3. Maintaining or supervising the maintenance of all records and reports required by this Code, including a list of persons responsible for reviewing all records and reports;

          4.   Reviewing all periodic reports submitted by Access Persons;

          5. Preparing listings of all securities transactions reported by Access Persons and reviewing such transactions against a listing of transactions effected by the Trust;

          6. Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

          7. Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board of Trustees of the Trust; and

          8. Submission of a quarterly report to the Board of Trustees containing a description of any detected violation of this Code, noting in each case any sanction imposed, any transactions which suggest the possibility of a violation of this Code or of interpretations issued by the Compliance Officer, and any other significant information concerning the appropriateness of and actions taken under this Code

     C. The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

          1. A copy of all codes of ethics adopted by the Trust, the Manager and Distributor pursuant to Rule 17j-1, to satisfy the requirements of such Rule as applicable for a period of five (5) years.

          2. A record of each violation of this Code and of any action taken as a result of such violation for a period of not less than five
               (5) years following the end of the fiscal year of the Trust in which the violation occurred:

          3. A copy of each report made by an Access Person or the Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of the Trust in which such report or interpretation is made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible; and

          4. A list of all persons who are, or within the past five (5) years have been required to make reports pursuant to Rule 17j-1 and this Code of Ethics.

     D. On an annual basis and at such other time as deemed to be necessary or appropriate by the trustees, the trustees shall review operation this Code and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17-1.

     E. This Code may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees.

     This Code was approved by the Board of Trustees of the Trust at a meeting held on November 28, 2000.

                                        /s/Peter H. Heerwagen
                                        ----------------------------------------
                                        Peter H. Heerwagen, Secretary

                                   SCHEDULE A

                               AYCO SERIES TRUST

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION
            --------------------------------------------------------

     I hereby request permission to effect a transaction in Securities in which I have or will acquire direct or indirect Beneficial Ownership.

                           PURCHASES AND ACQUISITIONS
                           --------------------------

                                                  Current Market
        No. of Shares or                          Price per Share     Name of
Date    Principal Amount      Name of Security    or Unit             Broker
----    ----------------      ----------------    ---------------     -------


                          SALES AND OTHER DISPOSITIONS
                          ----------------------------


o (check if applicable) If I have responsibility for the determination by the Manager of Securities to be purchased or sold by the Trust. I have noted (by means of an asterisk) those Securities noted above which are owned by the Trust. If I am requesting permission to purchase Securities which are not presently owned by the Trust, I have included a statement as to why such securities are not being purchased for the Trust or being considered by the Trust.

Date:                                   Signature:

Permission Granted                      Permission Denied

Date:                                   Signature:
                                        (Clearing Officer)

                                   SCHEDULE B

                               AYCO SERIES TRUST

                    QUARTERLY SECURITIES TRANSACTION REPORT
                    ---------------------------------------

     The following lists all transactions in Securities, in which I acquired or disposed of any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(A) of the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day of the month following the end of the quarter. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS
                           --------------------------

             No. of Shares or                       Unit     Total    Name of
Trade Date   Principal Amount    Name of Security   Price    Price    Broker
----------   ----------------    ----------------   -----    -----    ------


                          SALES AND OTHER DISPOSITIONS
                          ----------------------------


Date Completed:                         Signature:

                                   SCHEDULE C
                                   ----------

                               AYCO SERIES TRUST

               ACKNOWLEDGEMENT OF COMPLIANCE WITH CODE OF ETHICS
               -------------------------------------------------

     I have read and understand the Joint Code of Ethics of Ayco Series Trust, The Ayco Company, L.P., and Mercer Allied Company L.P. (the "Code"), recognize that the provisions of the Code apply to me and agree to comply in all respects with (the procedures described therein. Furthermore, if during the past calendar year I was subject to the Code. I certify that I complied in all respects with the requirements of the Code as in effect during that year.

Date Completed:                         Print Name:

                                        Signature: